UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) September 1, 2004
CVF TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

00-29266	87-0429335
(Commission File Number)	(IRS Employer Identification No.)

8604 Main Street, Suite 1, Williamsville, New York	14221
(Address of Principal Executive Offices)	(Zip Code)

(716) 565-4711
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

        On September 1, 2004, the Company's subsidiary Biorem Technologies Inc. signed a Letter of Intent with Ontario Capital Opportunities, Inc. to merge into a Canadian publicly traded corporation in a transaction sponsored by the Capital Pool Company Program (CPC). CPC is supported by the Toronto Venture Exchange, a division of the Toronto Stock Exchange. The Letter of Intent between Biorem and Ontario Capital Opportunities Inc. has certain conditions that have to be met, such as regulatory approval, shareholder approval and completion of and approval of final merger documents, all of which are expected to occur within 75 days.

        Biorem also recently completed a $1 million (Cdn) private placement with a Canadian based venture fund at a valuation of $16 million (Cdn), in order to support its current capital needs.

Item 9.01. Financial Statements and Exhibits.

        (c)    Exhibits.

                99.1 - Press Release dated September 2, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 2, 2004	CVF Technologies Corporation

	By:	/s/ Jeffrey I. Dreben
Jeffrey I. Dreben
Chief Executive Officer